Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the thirteen and twenty-six weeks ended July 1, 2017 (the “Report”) of The Hillman Companies, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, Gregory J. Gluchowski, Jr., the President and Chief Executive Officer of the Registrant, certify, to the best of my knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gregory J. Gluchowski, Jr.
Name: Gregory J. Gluchowski, Jr.
Date: August 11, 2017